                                  AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                       OF
                               PASTA BELLA, INC.


     THE UNDERSIGNED, being the sole director of PASTA BELLA, INC., does hereby amend the Articles of Incorporation of PASTA BELLA, INC., as follows:

SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

     I hereby certify that the following was adopted by a majority unanimous vote of the shareholders and directors of the corporation on March 10, 1997 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on March 10, 1997.


/s/ Eric P. Littman
--------------------------------------------
Eric P. Littman, President and Sole Director

Subscribed and Sworn on this 10th day of March, 1997, Before me:


/s/ Isabel Cantera,
---------------------------------
    Notary Public


My Commission Expires:

ISABEL J. CANTERA
MY COMMISSION #xxxxxxxxxxxxx
EXPIRES: February 25, 1995
xxxxxxxxxxxxxxxxxxxxxx

FILED
97 MAR 14 AM 11:59
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                               PASTA BELLA, INC.,


Pursuant to provisions of Section 607.1006 of the Florida General Corporation Act, Pasta Bella, Inc. (the "Corporation") adopts the following articles of amendment to its articles of incorporation:


FIRST:  Amendments adopted:

ARTICLES I and III of the Articles of Incorporation are hereby deleted in their entirety and the following are substituted therefor:

                                       I

NAME

The name of the corporation is Global Asset Holdings, Incorporated.

                                      III

AUTHORIZED SHARES

(a) the Corporation shall be authorized to issue the following shares:

Class                           Number of Shares                  Par Value
-----                           ----------------                  ---------
Common Stock                       50,000,000                       $.001
Preferred Stock                    10,000,000                       $.001

     (b) The board of directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, full or limited or no voting powers, and such designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock (including, without limitation, liquidation preferences, dividend rates, conversion rights and redemption provisions), and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Florida General Corporation Act.

SECOND: The date of each amendment's adoption: June 26, 1997